UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	92-3550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 2, 2023, Flux Power Holdings, Inc. (the “Company”) entered into a Credit Facility Agreement (the “Credit Facility”) with Cleveland Capital, L.P., a Delaware limited partnership (the “Lender”). The Credit Facility provides the Company with a line of credit of up to $2,000,000 for working capital purposes (“LOC”). In connection with the LOC, the Company issued a subordinated unsecured promissory note for $2,000,000 (the “Commitment Amount”) in favor of the Lender (the “Note”).

Pursuant to the terms of the Credit Facility, the Lender agreed to make loans (each such loan, an “Advance”) up to such Lender’s Commitment Amount to the Company from time to time, until August 15, 2025 (the “Due Date”). The Note accrues interest at Secured Overnight Financing Rate plus nine percent (9%) per annum on each Advance from and after the date of disbursement of such Advance. All indebtedness, obligations and liabilities of the Company to the Lender is subject to the rights of Gibraltar Business Capital, LLC, a Delaware limited liability company (together with its successors and assigns, “GBC”), pursuant to a Subordination Agreement dated on or about November 2, 2023, by and between the Lender and GBC (the “Subordination Agreement”). Subject to the Subordination Agreement, the Company may, from time to time, prior to the Due Date, draw down, repay, and re-borrow on the Note, by giving notice to the Lenders of the amount to be requested to be drawn down. Subject to the Subordination Agreement, the Note is payable upon the earlier of (i) the Due Date or (ii) on occurrence of an event of Default (as defined in the Note).

As consideration of the Lender’s commitment to provide the Advances to the Company, the Company agreed to issue the Lender warrants to purchase 41,196 shares of common stock (the “Warrants”) which rights are represented by a warrant certificate (“Warrant Certificate”). Subject to certain ownership limitations, the Warrants are exercisable immediately from the date of issuance, expire on the five (5) year anniversary of the date of issuance and have an exercise price of $3.24 per share. The exercise price of the Warrants is subject to certain adjustments, including stock dividends, stock splits, combinations and reclassifications of the common stock. In the event of a Triggering Event (as defined in the Warrant Certificate), the holder of the Warrants will be entitled to exercise the Warrants and receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such Triggering Event if such holder had exercised the rights represented by the Warrant Certificate immediately prior to the Triggering Event. Additionally, upon the holder’s request, the continuing or surviving corporation as a result of such Triggering Event will issue to such holder a new warrant of like tenor evidencing the right to purchase the adjusted amount of securities, cash or property and the adjusted warrant price.

The foregoing descriptions of the Credit Facility, the Note and the Warrant Certificate do not purport to be a complete statement of the terms of the agreements and the parties’ rights under such agreements and are qualified in their entirety by reference to the full text of the Credit Facility, Note and Warrant Certificate, which are attached hereto as Exhibits 10.1, 10.2 and 4.1 respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On November 2, 2023, the Credit Facility Agreement dated May 11, 2022 (the “Subordinated LOC”) with Cleveland, Herndon Plant Oakley, Ltd., and other lenders (collectively, the “Lenders”) for a line of credit for up to $4 million in commitment amount (the “2022 LOC”) was terminated. There were no draws, amounts due and obligations owed to the Lenders as of the termination date. In connection with such termination, the related promissory notes were cancelled.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Pursuant to the terms of the Warrant Certificate, the holder may, in its sole discretion and in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrant Certificate.

The Lenders made representations to the Company that they met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (“Securities Act”), and the Company relied on such representations. The offer and sale of the underlying securities pursuant to the Note and Warrant were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The offering of the underlying securities was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the offering.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 7.01 Regulation FD Disclosure.

On November 3, 2023, the Company issued a press release announcing among other things, the new subordinated credit facility with Cleveland. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The information under Items 2.02 and 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 7.01. The information reported under Item 7.01 in this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being “furnished” and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 ,as amended, or the Exchange Act, regardless of any general incorporation language in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit	Exhibit Description
4.1	Form of Warrant
10.1	Credit Facility Agreement dated November 2, 2023
10.2	Form of Subordinated Unsecured Promissory Note (Cleveland)
99.1	Press Release dated November 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: November 3, 2023

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